North Central Bancshares, Inc.
 David M. Bradley
 515-576-7531
 Distribution: Iowa Newsline
 April 25, 2011

NORTH CENTRAL BANCSHARES, INC. ANNOUNCES ADOPTION OF PLAN OF REORGANIZATION AND CHARTER CONVERSION

Fort Dodge, Iowa – North Central Bancshares, Inc. (the “Company”) (Nasdaq: FFFD), announced today that on April 22, 2011, the Board of Directors of the Company and First Federal Savings Bank of Iowa (the “Bank”), the Company’s financial institution subsidiary, adopted a Plan of Reorganization and Charter Conversion to convert the Bank from a federal savings association to an Iowa chartered commercial bank and reorganize the Company as a bank holding company.  Upon completion of this charter conversion, the Bank would become an Iowa state-chartered commercial bank regulated by the Iowa Division of Banking and the Board of Governors of the Federal Reserve System.  Upon completion of the charter conversion, the Board of Governors of the Federal Reserve System would regulate the Company.  In connection with the adoption of the Plan, the Bank has filed an application with the Iowa Division of Banking to convert the Bank to an Iowa chartered commercial bank.  The Bank intends to file an application for membership in the Federal Reserve System.  In addition, the Company intends to file an application with the Board of Governors of the Federal Reserve System to reorganize as a bank holding company.  The Bank has filed a notification with the Office of Thrift Supervision (“OTS”) giving notice of its intent to convert to an Iowa commercial bank (and in connection with such notice, return the Bank’s charter to the OTS).

“Our Boards of Directors, after careful analysis, has determined that conversion to an Iowa chartered commercial bank is beneficial in executing the Bank’s and Company’s operating strategy and strategic plan,” said David M. Bradley, Chairman, President and Chief Executive Office of the Company.  “We believe now is the opportune time to initiate this action.”

The Bank’s charter conversion application is subject to the approval of the Iowa Division of Banking, the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision.  The Company’s application to reorganize as a bank holding company is subject to the approval of the Board of Governors of the Federal Reserve System.

About the Company and the Bank

North Central Bancshares, Inc. serves north central and southeastern Iowa at eleven full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, West Des Moines, Burlington, and Mount Pleasant, Iowa through its wholly-owned subsidiary, First Federal Savings Bank of Iowa, headquartered in Fort Dodge, Iowa.

The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Statements included in this press release and in future filings by North Central Bancshares, Inc. with the Securities and Exchange Commission, in North Central Bancshares, Inc. press releases, and in oral statements made with the approval of an authorized executive officer, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  North Central Bancshares, Inc. wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect North Central Bancshares, Inc.’s actual results, and could cause North Central Bancshares, Inc.’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which the Company is engaged; (6) competitors may have greater financial resources and developed products that enable such competitors to compete more successfully than the Company; and (7) adverse changes may occur in the securities markets or with respect to inflation.  The foregoing list should not be construed as exhaustive, and North Central Bancshares, Inc. disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

For more information contact:  David M. Bradley, Chairman, President and Chief Executive Officer, 515-576-7531.